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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                DECEMBER 24, 2001
                ------------------------------------------------
                Date of Report (Date of earliest event reported)




                                  DSL.NET, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                   000-27525                   06-1510312
----------------------------       -----------                -------------
(State or other jurisdiction       (Commission                (IRS Employer
    of incorporation)              File Number)             Identification No.)


                              545 Long Wharf Drive
                          New Haven, Connecticut 06511
                    ----------------------------------------
                    (Address of principal executive offices)


                                 (203) 772-1000
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              (Registrant's telephone number, including area code)





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ITEM 5. OTHER EVENTS.

        On December 24, 2001, DSL.net, Inc. ("DSL.net") entered into a Series Y preferred stock purchase agreement with Columbia Capital Equity Partners III
(QP), L.P., Columbia Capital Equity Partners II (QP), L.P., The Lafayette Investment Fund, L.P., Charles River Partnership X, A Limited Partnership and N.I.G. - Broadslate, Ltd. relating to the sale and purchase of up to an aggregate of 15,000 shares of Series Y preferred stock of DSL.net at a purchase price of $1,000 per share. Subject to the terms and conditions of the purchase agreement, on December 28, 2001, DSL.net sold an aggregate of 6,469 shares of Series Y preferred stock to the above-listed investors and their assignees for an aggregate purchase price of $6,469,000. The Series Y investors (or their assignees) have agreed to purchase an additional 8,531 shares of Series Y preferred stock in subsequent closings occurring after DSL.net has obtained the required stockholder approvals and satisfied certain other closing conditions. A copy of the purchase agreement is attached hereto as Exhibit 99.01 and is incorporated herein by reference. The description of the purchase agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the purchase agreement.

        In addition, on December 28, 2001, DSL.net issued promissory notes to the Series Y investors in the aggregate principal amount of $3,531,000 in exchange for $3,531,000. The promissory notes provide for an annual interest rate of 12%. By their terms, the promissory notes will be repaid from the proceeds of the sale of shares of Series Y preferred stock received at subsequent closings as set forth in the Series Y preferred stock purchase agreement, and all interest on the principal repaid at the subsequent closings will be forgiven. In the event that all of the Series Y preferred stock has not been sold by June 30, 2002, other than as a result of a breach of certain obligations by any of the Series Y investors, the entire principal and accrued interest then outstanding under the promissory notes shall be due and payable on July 1, 2002.

        In connection with the Series Y preferred stock purchase agreement, the holders of the Series Y preferred stock and the Series X preferred stock entered into voting agreements which obligate them to vote in favor of the required to implement the transactions contemplated by the Series Y preferred stock purchase agreement and related matters. Copies of the voting agreements are attached hereto as Exhibits 99.03 and 99.04 and are incorporated herein by reference. The description of the terms of the voting agreements contained in this Current Report on Form 8-K is qualified in its entirety by reference to those agreements.

        A stockholders agreement entered into in connection with the Series Y preferred stock purchase agreement provides for rights relating to election of directors, the registration of DSL.net common stock and certain protective provisions. A copy of the stockholders agreement is attached hereto as Exhibit
99.02 and is incorporated herein by reference. The description of the stockholders agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the stockholders agreement.

        The stockholders agreement provides that the DSL.net board of directors shall consist of no more than eight directors unless an increase is required for DSL.net to comply with applicable laws and regulations. In connection with the election of the directors, the holders of Series X and Series Y preferred stock have agreed to vote all their shares of DSL.net capital stock for:

        o Two designated representatives of the investment funds affiliated with VantagePoint Venture Partners, a DSL.net stockholder, as two of the four directors to be elected by holders of the Series X preferred stock;
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        o   One additional designated representative of the investment funds affiliated with VantagePoint Venture Partners, who shall initially be unaffiliated with VantagePoint Venture Partners and who shall initially be approved by the holders of at least a majority of the outstanding shares of Series Y preferred stock, as one of the four directors to be elected by holders of the Series X preferred stock;

        o One designated representative of the holders of at least a majority of the outstanding Series Y preferred stock, as one of the four directors to be elected by holders of the Series X preferred stock, so long as at least 4,000 shares of Series Y preferred stock remain outstanding;

        o The chief executive officer of DSL.net, as one of the directors to be elected by all holders of DSL.net capital stock entitled to vote for the election of directors; and

        o All remaining directors of DSL.net to be elected by all holders of DSL.net capital stock entitled to vote for the election of directors, such directors to be nominated by the nominating committee of the DSL.net board of directors and not to be an affiliate of any holder of Series X or Series Y preferred stock.

        On December 28, 2001, the size of the DSL.net board of directors was increased to eight members and Harry F. Hopper, an affiliate of the investment funds affiliated with Columbia Capital, was elected to serve as a Class I Director.

DESCRIPTION OF SERIES Y PREFERRED STOCK
---------------------------------------
        A summary of the rights, preferences and privileges of the Series Y preferred stock is set forth below. A copy of the DSL.net Series Y Convertible Preferred Stock Certificate of Designation is included in Exhibit 4.01 attached hereto and is incorporated herein by reference. The description of the terms of the Series Y preferred stock contained in this Current Report on Form 8-K is qualified in its entirety by reference to the Series Y Convertible Preferred Stock Certificate of Designation.

        The holders of Series Y preferred stock are entitled to receive cumulative dividends of $120.00 per share per annum when and as declared by the DSL.net board of directors. All such dividends accrue monthly and are payable in cash, except in the case of the conversion of the Series Y preferred stock into common stock, dividends may be paid, at the sole option of DSL.net, in shares of common stock. Notwithstanding the foregoing, accrued but unpaid dividends are payable upon the earliest to occur of (i) the liquidation, dissolution, winding up or change of control (as described below) of the Company, (ii) the conversion of the Series Y preferred stock into common stock and (iii) the redemption of the Series Y preferred stock.

        In the event of the liquidation, dissolution or winding up of DSL.net, the holders of Series Y preferred stock are entitled to receive $1,000 per share plus all unpaid accrued dividends (whether or not declared) on a pari passu basis with the holders of DSL.net's Series X preferred stock. Remaining assets, if any, shall be distributed to the holders of Series X preferred stock, Series Y preferred stock, common stock and any other class or series of DSL.net capital stock that is not limited to a fixed sum or percentage of assets on a pro rata basis, assuming full conversion into DSL.net common stock of all preferred stock. Unless a majority of the holders of the then outstanding Series Y preferred stock elect otherwise, (i) an acquisition, merger or consolidation of DSL.net which results in a majority ownership change or (ii) the sale of all or substantially all of the assets of DSL.net (i.e., a "change in control") shall be deemed to be a liquidation of DSL.net.

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        On or after the date on which DSL.net's certificate of incorporation is amended to increase the number of authorized shares of common stock to at least 250,000,000, at the option of the Series Y preferred stockholders, each share of Series Y preferred stock may be converted into 2,000 shares of common stock, subject to adjustment for certain subsequent dilutive issuances and stock splits. The Series Y preferred stock automatically converts into common stock upon the close of business on the date on which the closing sale price of the common stock on the Nasdaq Stock Market has exceeded $2.50 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like) for a period of 45 consecutive days commencing on or after June 26, 2002.

        Each share of Series Y preferred stock has the right to 978.5 votes and, except as otherwise provided in DSL.net's certificate of incorporation or required by law, votes together with all other classes and series of capital stock of DSL.net as a single class on all actions to be taken by all holders of DSL.net stock. So long as at least 25% of the Series Y preferred stock issued pursuant to the Series Y purchase agreement remains outstanding, the Series Y preferred stockholders have the right to vote as a separate class with respect to the approval of (i) the authorization or issuance, or obligation to issue, any equity-related security having rights, preferences or privileges senior or, during the six-month period commencing December 28, 2001, pari passu to the Series Y preferred stock, (ii) any alteration or change to the rights, preferences or privileges of the Series Y preferred stock or (iii) any reclassification of the Series Y preferred stock.

        The Series Y preferred stock is redeemable, on a pari passu basis with the Series X preferred stock and any other class or series of DSL.net capital stock entitled to redemption that is on parity with the Series X preferred stock, at the option of a majority of the then outstanding shares of Series Y preferred stock at any time on or after January 1, 2005 at a price equal to $1,000 per share plus all unpaid accrued dividends (whether or not declared).


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)  Exhibits.

        Exhibit
        Number                      Exhibit
        ------                      -------
         4.01   Designation of Series Y Convertible Preferred Stock.
         4.02 Specimen Certificate for shares of DSL.net's Series Y Convertible Preferred Stock.
        99.01 Series Y Preferred Stock Purchase Agreement dated as of December 24, 2001, by and among DSL.net and the Investors named therein.
        99.02 Stockholders Agreement dated as of December 24, 2001, by and among DSL.net and the Investors named therein.
        99.03 Form of Voting Agreement dated as of December 24, 2001, by and between DSL.net, the Stockholders named therein and the Investors named therein.
        99.04 Form of Voting Agreement dated as of December 24, 2001, by and between DSL.net and the Investors named therein.









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                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        DSL.NET, INC.

Dated:  January 10, 2002                By: /s/ Stephen Zamansky
                                            -------------------------------
                                            Stephen Zamansky
                                            Vice President, General Counsel
                                            and Secretary







































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                                INDEX TO EXHIBITS


Exhibit
Number                              Exhibit
-------                             -------

 4.01       Designation of Series Y Convertible Preferred Stock.

 4.02 Specimen Certificate for shares of DSL.net's Series Y Convertible Preferred Stock.

99.01 Series Y Preferred Stock Purchase Agreement dated as of December 24, 2001, by and among DSL.net and the Investors named therein.

99.02 Stockholders Agreement dated as of December 24, 2001, by and among DSL.net, the Stockholders named therein and the Investors named therein.

99.03 Form of Voting Agreement dated as of December 24, 2001, by and between DSL.net, the Stockholders named therein and the Investors named therein.

99.04 Form of Voting Agreement dated as of December 24, 2001, by and between DSL.net and the Investors named therein.

















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